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                                                                   EXHIBIT 10.23

                                    AGREEMENT

         This Agreement dated as of March 27, 2001 (this "Agreement"), is by and between J. Ward Hunt ("Mr. Hunt"), Lynn S. Hunt, The Ward Hunt Trust for Lynn Hunt (the "Trust"), AVIDYN Holdings, Inc., a Delaware corporation (the "Company") and AVIDYN, Inc., a Delaware corporation ("AVIDYN").

         WHEREAS, the Company recently sold its TPA and PPO subsidiaries and Mr. Hunt was instrumental in such transactions; and

         WHEREAS, on or about October 2, 1994, AVIDYN loaned Mr. Hunt $300,000 pursuant to the terms of a promissory note (the "Note"), which was later transferred to the Company; and

         WHEREAS, on or about June 27, 1994, AVIDYN entered into a Deferred Compensation Agreement (the "Deferred Compensation Agreement") with Mr. Hunt and AVIDYN began paying and the Company currently pays the insurance premiums for a split dollar life insurance policy with am initial face amount of $1,500,000 (the "Policy") to fund such deferred compensation;

         WHEREAS, on or about June 27, 1994, AVIDYN entered into an Amended and Restated Collateral Assignment Split-Dollar Life Insurance Agreement with the Trust ("Collateral Agreement");

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Bonus. The Company hereby grants Mr. Hunt a bonus in the amount of $900,000.00 subject to all applicable or appropriate withholdings and payable March 30, 2001, subject to the obligations set forth herein and as consideration of the releases set forth herein.

         2. Note. Mr. Hunt hereby agrees to pay the Company $486,136.55 on March 30, 2001, in payment in full of the Note and all accrued interest.

         3. Deferred Compensation Agreement. The Trust hereby elects to pay any and all remaining premiums on the Policy. Mr. Hunt hereby agrees to pay the Company, on behalf of the Trust, $150,000, which the parties have agreed will reimburse the Company and AVIDYN in full for all premiums paid on the Policy. Mr. Hunt agrees to make such payment on March 30, 2001. Conditioned upon the payment of the $150,000, the Deferred Compensation Agreement and the Collateral Agreement (including, without limitation, the Trust's obligation to reimburse AVIDYN or the Company for any or all premiums) are hereby terminated in all respects and all parties' obligations under the Deferred Compensation Agreement and the Collateral Agreement are hereby terminated.



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         4. Full Release by All Parties. Each party hereto, on behalf of herself, himself or itself and her, his and its agents, assigns, attorneys-in-fact, and beneficiaries, does hereby release, discharge, and covenant not to sue or file any charges or claims against the other parties hereto, and her his or its directors, officers, agents, employees, accountants, attorneys, parent corporations, affiliated corporations, or predecessor corporations (the "Released Parties"), under any local, state, or federal law, common or statutory, for any type of claim, demand, or action whatsoever, whether seeking legal or equitable relief including without limitation any claim, demand or action, in any way arising out of or associated with the Deferred Compensation Agreement, any deferred compensation benefit, the Collateral Agreement and all matters related to such matters (collectively, the "Released Matters"). The parties hereto further agree that they or it will not encourage any other person to file any type of claim against the Released Parties, or any one of them, under any local, state, or federal law, common or statutory, for any type of claim, demand, or action whatsoever, whether seeking legal or equitable relief, in connection with the Released Matters.

         5. Entire Agreement. This Agreement sets forth the entire agreement between the parties and fully supersedes any and all earlier agreements or understandings between the parties pertaining to the subject matter of this Agreement.

         6. Enforcement of Agreement. In the event that legal action is ever necessary to enforce any provision of this Agreement, the prevailing party shall be entitled to payment of its attorneys' fees and court costs incurred in instituting and sustaining legal action.

         7. Representations. By signing below, the parties certify and represent that they have carefully read and considered this Agreement, consulted with their attorneys, and fully understand the extent and impact of its provisions, and have executed this Agreement voluntarily and without coercion, undue influence, threats, or intimidations of any kind or type whatsoever and that no other promises have been made for the purposes of signing this Agreement.

         8. Modification. No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future be so binding, unless such change or modification or waiver shall be in writing and signed by the parties hereto.

         9. Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to its conflict of law principles. If any action is brought to enforce or interpret this Agreement, venue for such action shall be in Dallas County, Texas.

         10. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one document.



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         11. Assignment. No party may assign this Agreement without the express written consent of the other parties hereto.

         12. Binding Effect. This Agreement shall be binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs and assigns.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.


                                        AVIDYN, Inc.


                                        By: /s/ Joseph A. Henley
                                            --------------------------------
                                            Joseph A. Hensley, President

                                        AVIDYN Holdings, Inc.


                                        By: /s/ Joseph A. Henley
                                            --------------------------------
                                            Joseph A. Hensley, President


                                            /s/ J. Ward Hunt
                                            --------------------------------
                                            J. Ward Hunt


                                            /s/ Lynn S. Hunt
                                            --------------------------------
                                            Lynn S. Hunt
                                            Spouse of J. Ward Hunt

                                            The Ward Hunt Trust for Lynn Hunt


                                            By: /s/ Lynn S. Hunt
                                                ----------------------------
                                                Lynn Hunt, Co-trustee


                                            By: /s/ Hilre Lucille Hunt
                                                ----------------------------
                                                Hilre Lucille Hunt, Co-trustee



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